NAME CHANGES:


WisdomTree Brazilian Real Strategy Fund
  formerly, WisdomTree Brazilian Real Fund

WisdomTree Chinese Yuan Strategy Fund
  formerly, WisdomTree Chinese Yuan Fund

WisdomTree Commodity Currency Strategy Fund formerly, WisdomTree Commodity Currency Fund

WisdomTree Emerging Currency Strategy Fund formerly, WisdomTree Emerging Currency Fund

WisdomTree Indian Rupee Strategy Fund
  formerly, WisdomTree Indian Rupee Fund


   Registrant incorporates by reference Form 485BPOS, dated and filed on December 23, 2013.
   SEC Accession No. 0001193125-13-482981


WisdomTree Strategic Corporate Bond Fund (Ticker: CRDT) formerly, WisdomTree Global Corporate Bond Fund (Ticker: GLCB)

   Registrant incorporates by reference Form 497K, dated and filed on June 2, 2014.
   SEC Accession No. 0001193125-14-222399


SUB-ADVISOR CHANGE:

Effective June 27, 2014, WisdomTree Brazilian Real Strategy Fund (the "Fund") is sub-advised by Western Asset Management Company and certain affiliates. Prior to June 27, 2014, the Fund was sub-advised by Mellon Capital Management Corporation.

   Registrant incorporates by reference Form 497, dated and filed on June 27, 2014.
   SEC Accession No. 0001193125-14-252818